                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            STANDARD PACIFIC CORP.
               (Name of Registrant as Specified In Its Charter)


                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

Notes:

                            STANDARD PACIFIC CORP.
                              15326 Alton Parkway
                         Irvine, California 92618-2338

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 18, 2000

The 2000 Annual Meeting of Stockholders of Standard Pacific Corp. (the "Company") will be held at the Wyndham Garden Hotel, 3350 Avenue of the Arts, Costa Mesa, California 92626, on May 18, 2000 at 10:30 A.M., local time, for the following purposes:

  (1) To elect three directors constituting Class III of the Board of Directors to hold office for a three-year term;

  (2) To consider the approval of the Company's Amended Management Incentive Bonus Plan;

  (3) To consider the approval of the Company's 2000 Stock Incentive Plan;
      and

  (4) To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

  The close of business on March 23, 2000 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any and all postponements and adjournments thereof.

  In order to constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of common stock be present in person or be represented by proxy. Your attention is invited to the accompanying proxy statement. To assure your representation at the Annual Meeting, please date, sign and mail the enclosed proxy for which a return envelope is provided. Stockholders may also vote by telephone or the Internet, 24 hours a day, 7 days a week. Please follow the instructions printed on the enclosed proxy card. Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their proxy or voted via telephone or the Internet.

                                          By Order of the Board of Directors

                                          CLAY A. HALVORSEN
                                          Secretary

Irvine, California
March 31, 2000

                                PROXY STATEMENT

                            STANDARD PACIFIC CORP.
                              15326 Alton Parkway
                         Irvine, California 92618-2338

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 18, 2000

                              GENERAL INFORMATION

  This proxy statement is being mailed on or about March 31, 2000 in connection with the solicitation on behalf of the Board of Directors of Standard Pacific Corp., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 18, 2000, at the Wyndham Garden Hotel, located at 3350 Avenue of the Arts, Costa Mesa, California 92626, at 10:30 A.M., local time, and at any and all postponements and adjournments thereof.

  The entire cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending proxies and proxy material to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, e-mail or personally. The Company has engaged ChaseMellon Consulting Services, L.L.C. to assist in the solicitation of proxies. The fee for such services will be approximately $7,500 plus reasonable expenses.

                            RECORD DATE AND VOTING

  All voting rights are vested exclusively in the holders of the Company's common stock, par value $.01 per share. Only stockholders of record as of the close of business on March 23, 2000 are entitled to receive notice of and to vote at the meeting.

  The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained thereon. In the absence of instructions, shares represented by properly completed proxies will be voted (i) in favor of the election of the Class III directors of the Company designated hereinafter as nominees (see "Election of Directors" at page 3 of this proxy statement); (ii) for approval of the Company's Amended Management Incentive Bonus Plan (see "Amended Management Incentive Bonus Plan" at page 5 of this proxy statement), and (iii) for approval of the Company's 2000 Stock Incentive Plan (see "2000 Stock Incentive Plan" at page 8 of this proxy statement). Any stockholder may revoke his or her proxy at any time prior to its use by writing to the Secretary of the Company, by voting again via mail, telephone or the Internet, or by attending the meeting and casting his or her vote in person. A stockholder's last vote will be the vote that is counted.

  As of March 1, 2000, the Company had outstanding a total of 28,969,580 shares of common stock, each share of which is entitled to one vote. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as votes against any matter submitted to the stockholders for a vote. Abstentions will have no effect on the election of directors, however, such election being by a plurality vote.

  The election inspectors will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy or indicated electronically that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Under such circumstances, the broker non-vote will have no effect on the outcome of such matter.

  Stockholders can vote by telephone by calling toll free 1-877-779-8683 from the U. S. or Canada (outside the U. S. or Canada 1-201-536-8073) or via the Internet at http://www.eproxyvote.com/spf. Telephone and Internet voting is available 24 hours a day, 7 days a week. Telephone and Internet voting information is provided on the proxy card. Control numbers, located immediately above the electronic voting instructions on the proxy cards, are designed to verify stockholders' identities and allow them to vote their shares and confirm that their voting instructions have been properly recorded.

                                Proposal No. 1

                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes, each of the classes having three directors (subject to vacancies) and only one class being elected each year. In 2000, three directors are to be elected for a term of three years or until the election and qualification of their respective successors.

  The Board of Directors has nominated the following persons for election as directors: Ronald R. Foell, Michael C. Cortney and Jeffrey V. Peterson. Mr. Foell has been a director since 1967 and was President of the Company from 1969 until October 1996. Neither Mr. Cortney nor Mr. Peterson currently serves on the Board of Directors.

  The information set forth below as to each nominee has been furnished by the nominee:

                                                  Period Served as Director or
                                                            Executive
                                                   Officer of the Company and
                                                         Other Business
 Name and Present Position,     Class of   Term    Experience During the Past
  if any, with the Company  Age Director  Expires          Five Years
 -------------------------- --- --------- ------- ----------------------------
 Ronald R. Foell(1)........  71 Class III  2003   Director since 1967 and
                                                   President of the Company
                                                   from 1969 until October
                                                   1996.
 Michael C. Cortney........  52 Class III  2003   Executive Vice President of
                                                   the Company since January
                                                   2000. Mr. Cortney served as
                                                   Senior Vice President of
                                                   the Company from January
                                                   1998 until December 1999.
                                                   Mr. Cortney also serves as
                                                   President of the Company's
                                                   Northern California
                                                   homebuilding division, a
                                                   position he has held since
                                                   1985. Mr. Cortney joined
                                                   the Company in 1982.
 Jeffrey V. Peterson.......  54 Class III  2003   Managing Director of Trust
                                                   Company of the West since
                                                   1992. From 1987 until 1992,
                                                   Mr. Peterson was Managing
                                                   Director of Investment
                                                   Banking for Kidder Peabody
                                                   & Co. Prior to this time,
                                                   Mr. Peterson was an
                                                   Associate Director at Bear,
                                                   Stearns & Co.
-------
(1) Member of the Audit Committee of the Board of Directors.

  Directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting (assuming the presence of a quorum). Unless instructed otherwise, the persons named on the accompanying form of proxy will vote all proxies received by them in favor of election of the three nominees named above. The Board of Directors of the Company does not contemplate that any of its proposed nominees listed above will become unavailable for any reason, but if such unavailability should occur before the Annual Meeting, proxies will be voted for another nominee selected by the Board of Directors.

  The following table sets forth certain pertinent information with respect to the other directors of the Company.

                                                  Period Served as Director or
                                                            Executive
                                                   Officer of the Company and
                                                         Other Business
 Name and Present Position,     Class of   Term    Experience During the Past
  if any, with the Company  Age Director  Expires          Five Years
 -------------------------- --- --------- ------- ----------------------------
 Arthur E. Svendsen(3).....  76  Class I   2001   Director and Chairman of the
                                                   Board of the Company
  Chairman of the Board                           since 1961. Mr. Svendsen
                                                  served as Chief Executive
                                                  Officer of the Company from
                                                  1961 until December 1999.
 Dr. James L. Doti(2) (3)..  53  Class I   2001   Director since May 1995.
                                                   President of Chapman
                                                   University since 1991 and
                                                   professor of economics
                                                   since 1974. Dr. Doti
                                                   founded the University's
                                                   center for Economic
                                                   Research in 1978. He is
                                                   also a director of First
                                                   American Financial
                                                   Corporation, a financial
                                                   services company, Fleetwood
                                                   Enterprises, Inc., a
                                                   producer of manufactured
                                                   housing and recreational
                                                   vehicles, and Remedy Temp.,
                                                   Inc., a provider of
                                                   temporary staffing
                                                   services.

                                                 Period Served as Director or
                                                           Executive
                                               Officer of the Company and Other
     Name and Present                                      Business
        Position,             Class of  Term    Experience During the Past Five
 if any, with the Company Age Director Expires               Years
 ------------------------ --- -------- ------- --------------------------------
 Keith D. Koeller(1).....  43 Class I   2001   Director since May 1995. Since
                                                1986, Mr. Koeller has served as
                                                a Partner of the law firm of
                                                Mower, Koeller, Nebeker,
                                                Carlson & Haluck.
 Stephen J. Scarborough..  51 Class II  2002   Director since May 1996 and
                                                Chief Executive Officer since
  Chief Executive Officer                      January 2000. Mr. Scarborough
   and President                               also serves as President of the
                                               Company, a position he has held
                                               since October 1996. From January
                                               1996 until October 1996,
                                               Mr. Scarborough served as
                                               Executive Vice President of the
                                               Company. Prior to this and since
                                               1981, Mr. Scarborough was
                                               President of the Company's
                                               Orange County, California
                                               homebuilding division.
 Douglas C. Jacobs(1)....  59 Class II  2002   Director since May 1998. Vice
                                                President of Finance and
                                                Treasurer of the Cleveland
                                                Browns, a professional football
                                                team, since February 1999. Mr.
                                                Jacobs served as the Executive
                                                Vice President of GUCCI
                                                timepieces (America) Inc. from
                                                December 1997 to January 1999
                                                and as President of the Severin
                                                Group (dba GUCCI timepieces)
                                                from April 1996 to November
                                                1997. Prior to April 1996, Mr.
                                                Jacobs was a Partner of Arthur
                                                Andersen LLP. He is also
                                                currently a director of White
                                                Cap Industries, a retailer of
                                                specialty tools and materials
                                                to professional contractors.
 Larry McNabb(2).........  51 Class II  2002   Director since May 1999.
                                                President of Vicor Financial
                                                Services, an information
                                                technologies consulting and
                                                engineering firm, since April
                                                1998, and Chief Executive
                                                Officer of Primary Payment
                                                Systems, a payments risk
                                                management company, since
                                                August 1997. From August 1996
                                                until March 1998, Mr. McNabb
                                                was also an independent
                                                consultant to the financial
                                                industry. Prior to this time,
                                                and for a period of eleven
                                                years, he served Bank of
                                                America in various capacities,
                                                including as Group Executive
                                                Vice President in charge of
                                                global payments from January
                                                1995 to August 1996 and as
                                                Chief Executive Officer of Bank
                                                of America Texas from October
                                                1992 to January 1995.

--------
(1) Member of the Audit Committee of the Board of Directors.

(2)Member of the Compensation Committee of the Board of Directors.

(3)Member of the Nominating Committee of the Board of Directors.

                                Proposal No. 2

                    AMENDED MANAGEMENT INCENTIVE BONUS PLAN

  At the Annual Meeting, Stockholders will be asked to approve the Company's Amended and Restated Management Incentive Bonus Plan (the "Amended Bonus Plan") in which the Company's Chairman, Chief Executive Officer and President, and Executive Vice-President will participate. The Amended Bonus Plan is being submitted for stockholder approval to ensure the continued deductibility to the Company of certain cash compensation to be paid under the Plan with respect to the 2000 calendar year and in subsequent years to the participating executive officers as more fully described below. The Amended Bonus Plan has been approved by the Compensation Committee of the Board of Directors.

  Prior to the amendment and restatement of the bonus plan by the Compensation Committee, the Company's Chairman and Chief Executive Officer, Arthur E. Svendsen, and the Company's President, Stephen J. Scarborough, each participated in the bonus plan. Effective January 1, 2000, Mr. Svendsen retired from his position as Chief Executive Officer and was succeeded by Mr. Scarborough as Chief Executive Officer and President. In addition, in January 2000, Mr. Michael C. Cortney was appointed Executive Vice-President of the Company. Mr. Cortney also continues to serve as President of the Company's Northern California Division. As a result of these changes in the management of the Company, the Compensation Committee amended and restated the bonus plan to add the participation of the Executive Vice-President and adjust the participation levels of Messrs. Svendsen and Scarborough. The aggregate payments under the Plan shall remain substantially constant at 4% of the consolidated pretax operating results of the Company.

Application of Tax Rules to Officer Compensation

  Under current tax legislation and Treasury regulations, including Section 162(m) of the Internal Revenue Code (the "Tax Rules"), compensation paid to certain executive officers in excess of $1,000,000 in any fiscal year will not be deductible to the Company for federal income tax purposes unless such compensation qualifies as "performance-based compensation" (as defined in the Tax Rules) or is otherwise exempt from such limits on deductibility. The applicable conditions which must be satisfied in order to qualify for the performance-based compensation exception include, among others, a requirement that the stockholders of the Company approve the material terms of the performance goals under which the compensation is to be paid prior to payment. The Amended Bonus Plan effected by the Compensation Committee requires such approval. Since 1978, the first year the bonus plan was used for the Chief Executive Officer, there have been six years in which one or more of the participants was paid compensation in excess of $1,000,000 under the terms of the bonus plan.

Description of the Plan

  The Company's Chairman, Chief Executive Officer and President, and Executive Vice-President will be eligible to participate in the Amended Bonus Plan. Continued participation will be based on a person's continued service to the Company in one or more of the foregoing positions. The resignation of any participant will not effect the eligibility or participation percentages of the remaining participants. After the annual audit of the Company's financial statements has been completed as of the end of each year in which the Amended Bonus Plan is in place for one or more of these executive officers, the executive officers shall be entitled to receive from the Company a cash bonus for services provided during the course of the immediately preceding fiscal year in an amount calculated pursuant to the formulas set out below. No bonus payments, or any portion thereof, under the Amended Bonus Plan shall be paid to any executive officer who is not an employee of the Company as of the last day of any calendar year. Furthermore, the Amended Bonus Plan is not nor is to be construed as a guarantee of employment for any set term or period of time.

                            Standard Pacific Corp.
                        Management Incentive Bonus Plan
                                 Participation

                Prior Bonus Plan                                Amended Bonus Plan
------------------------------------------------- ----------------------------------------------
                                                                                 Bonus Payment
                                Bonus Payment                                    Percentage of
                             Percentage of Pretax                              Pretax Operating
         Position            Operating Results(1)           Position              Results(1)
         --------            --------------------           --------           ----------------
Chairman and Chief
 Executive Officer.........          1.5%         Chairman...................        0.5%


                                                  Chief Executive Officer and
President..................          2.5%          President.................        2.25%


                                                  Executive Vice President...        1.25%
                              ----------------                                 ----------------
                                     4.0%                                            4.0%
                              ================                                 ================

--------
(1) Prior to the amendment of the Plan, the participation of the President was based on the pretax operating results of the homebuilding and corporate segments of the Company. To reflect the disposition of the non-homebuilding segments of the Company's business, the participation percentages of the executives in the Amended Bonus Plan are based on the consolidated pretax operating results of the Company as a whole.

  The amendments to the bonus plan are not intended to increase the aggregate compensation payable to the participants under the Plan. The participation percentages allocated to Messrs. Svendsen and Scarborough in their new positions have been decreased in an amount equal to the participation percentage allocated to Mr. Cortney in the new position of Executive Vice President. The decrease in Mr. Svendsen's participation percentage reflects his reduced responsibilities following his retirement as Chief Executive Officer. Mr. Scarborough's participation percentage was decreased to keep the Plan's aggregate participation percentage equal to 4% of pretax operating results. The grant of a participation percentage to Mr. Cortney reflects his increased involvement in corporate matters, including greater responsibility for formulating and implementing the Company's growth strategy. Mr. Cortney will not continue to receive separate compensation with respect to the Northern California operations of the Company. Each formula provides that participation will be based upon the consolidated pretax operating results of the Company as a whole as reflected in the Company's audited financial statements. The Compensation Committee retains the discretion to terminate the bonus plan for one or more of the specified executive officers or to otherwise amend the bonus plan on a prospective basis at its discretion. The Compensation Committee must certify in writing that the amount of any payment to an executive officer is the amount provided for under the applicable formulas.

Comparison of Benefits under Prior and Amended Plan

  The specific future benefits to be paid to eligible participants under the Amended Bonus Plan are not determinable in advance because of their dependency on future operating results of the Company. However, the following chart compares the amount of cash bonuses which were paid to the Chairman and Chief Executive Officer and the President for 1999 prior to the amendment and restatement of the Plan with the cash bonuses which would have been paid to the Chairman, the Chief Executive Officer and President, and the Executive Vice-President of the Company for 1999 had the Amended Bonus Plan been in place for that year.

                            Standard Pacific Corp.
                        Management Incentive Bonus Plan
                            Pro Forma Plan Benefits

                                                          Amended Bonus Plan
                                  Prior Bonus Plan      Pro Forma Payments for
                              Actual Payments for 1999           1999
                              ------------------------ ------------------------
                                 Formula                  Formula
Name and Position             Percentage(1)  Payments  Percentage(1)  Payments
-----------------             ------------- ---------- ------------- ----------
Arthur E. Svendsen
 Chairman and Chief
 Executive
 Officer in 1999, Chairman
 in 2000....................      1.5%      $1,722,502      0.5%     $  574,074


Stephen J. Scarborough
 President in 1999,
 Chief Executive Officer and
 President in 2000..........      2.5%      $2,851,582     2.25%     $2,583,461


Michael C. Cortney
 Executive Vice President in
 2000.......................       --              --      1.25%     $1,435,185
                                  ----      ----------     -----     ----------


Participant Group (2 persons
 actual, 3 persons pro
 forma).....................      4.0%      $4,574,084      4.0%     $4,592,720
                                  ====      ==========     =====     ==========

--------
(1) Prior to the amendment of the Plan, the participation of the President was based on the pretax operating results of the homebuilding and corporate segments of the Company. To reflect the disposition of the non-homebuilding segments of the Company's business, the participation percentages of the executives in the Amended Bonus Plan are based on the consolidated pretax operating results of the Company as a whole.

Board Recommendation

  The Board of Directors believes that the bonus plan has, over its many years, promoted, and will continue to promote, the interests of the Company and its stockholders and continue to enable the Company to attract, retain and motivate persons important to the Company's success through the achievement of improved financial performance. THE BOARD OF DIRECTORS (WITH MESSRS. SVENDSEN AND SCARBOROUGH ABSTAINING) RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDED BONUS PLAN WHICH WILL PRESERVE THE TAX DEDUCTION TO THE COMPANY OF PAYMENTS MADE UNDER THE PLAN. Messrs. Svendsen and Scarborough are participants in the Amended Bonus Plan, and have been and will be eligible to receive compensation thereunder. Accordingly, they have abstained from such recommendation. Proxies solicited by the Board of Directors will be voted in favor of the Amended Bonus Plan unless stockholders specify otherwise in the proxy. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting is necessary to approve the Amended Bonus Plan.

                                Proposal No. 3

                           2000 STOCK INCENTIVE PLAN

  As of March 1, 2000, an aggregate of 64,775 shares of common stock remained available under the Company's existing 1997 Employee Stock Incentive Plan and 1991 Employee Stock Incentive Plan for the grant of stock options or stock appreciation rights, for sale as restricted stock or for issuance pursuant to other stock-based incentives. The Board of Directors believes that such number of shares is insufficient to allow the Company to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified employees and non-employee directors. In order to increase the aggregate number of shares available for stock-based incentives, the Board adopted the 2000 Stock Incentive Plan (the "2000 Plan") on January 25, 2000 and is submitting it to the stockholders for their approval at the Annual Meeting.

  The following is a description of the material features of the 2000 Plan. The description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2000 Plan which is attached to this proxy statement as Appendix A and incorporated herein by reference. Stockholders are encouraged to read the text of the 2000 Plan in its entirety.

Description of Plan

  Plan Purpose. The purpose of the 2000 Plan is to enable the Company and its subsidiaries to attract, retain and motivate their directors, officers and other key employees, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

  Eligible Participants. Any person who is an employee or prospective employee of the Company or any of its subsidiaries and any non-employee director of the Company is eligible to be considered for the grant of awards under the 2000 Plan.

  Awards. The 2000 Plan authorizes the administrator of the plan to grant an award to eligible participants in the form of an option, an incentive bonus or incentive stock. An award may consist of one such form or two or more of them in tandem or in the alternative.

    Stock Options. The Committee may grant an option to purchase common stock of the Company, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, or the satisfaction of an event or condition within the control of the recipient of the award or within the control of others. The options may be incentive stock options that qualify under Section 422 of the Internal Revenue Code ("Incentive Stock Options") or nonstatutory stock options ("Nonqualified Stock Options").

    The purchase price per share of common stock subject to an option granted under the 2000 Plan shall generally equal or exceed 100% of the fair market value of such common stock on the date the option is granted, except that
  (a) the exercise price of an option may be higher or lower in the case of options granted to an employee of a company acquired by the Company in assumption and substitution of options held by such employee at the time such company is acquired ("Substitution Options"), (b) in the event an eligible person is required to pay or forego the receipt of any cash amount in consideration of receipt of an option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of such stock on the date the option is granted, and (c) in the case of Incentive Stock Options, the purchase price per share of common stock subject to each option granted under the plan shall equal or exceed 110% of the fair market value of such shares on the date the option is granted, for options granted to an individual who, at the time the option is granted to such individual under the plan, owns more than 10% of the combined voting power of all classes of stock of the Company.

    The term of each option granted under the plan, including any Incentive Stock Options, will be 10 years from the date of its grant, unless the administrator provides for a shorter period. Options granted under the plan shall vest as determined by the administrator, provided however, that no option other than non-employee director options and Substitution Options shall first become exercisable within one (1) year from the date of grant.

    The exercise price of an option shall be paid in the form of one of more of the following, as the administrator shall determine: (i) cash or certified or cashiers' check, (ii) shares of capital stock of the Company,
  (iii) other property deemed acceptable by the administrator, (iv) a reduction in the number of shares or other property otherwise issuable pursuant to such option or (v) any combination of the above.

    Incentive Bonus. Each incentive bonus award will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a specified performance period. The maximum amount payable pursuant to an incentive bonus award granted under the 2000 Plan for any fiscal year to any participant that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed $5,000,000.

    Incentive Stock. Incentive stock is an award or issuance of shares of common stock of the Company the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the administrator of the plan deems appropriate. The vesting shall be tied to certain performance criteria or time employed, which shall be over a period of not less than one year. The administrator shall determine the price, if any, at which shares of incentive stock shall be sold or awarded to a participant which may be below the fair market value of such shares at the date of grant or issuance.

  Available Shares. The maximum number of shares of Company common stock that may be issued pursuant to awards granted under the 2000 Plan is 1,000,000 (subject to adjustments to prevent dilution) plus the number of shares subject to awards that are cancelled, expire or forfeited under the Company's 1991 Employee Stock Incentive Plan and 1997 Stock Incentive Plan after the expiration date of such plans, provided that no more than 15% of such shares may be issued pursuant to all incentive stock awards granted under the plan.

  Tax Code Limitations. For so long as grants under the plan are to be treated as "performance-based compensation" under Code Section 162(m) the aggregate number of shares subject to options granted under the plan during any calendar year to any one eligible person shall not exceed 300,000, and the aggregate number of shares issued or issuable under all awards granted under the plan, other than options, during any calendar year to any one eligible person shall not exceed 150,000, subject to antidilution adjustments that will not affect the status of any award intended to qualify as "performance based compensation" under Code Section 162(m). The aggregate fair market value (as of the date of grant) of shares for which one or more options granted by the Company to any one eligible person under the plan, or any other plan of the Company, may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the maximum value permitted under Code Section 422, and the aggregate number of shares that may be issued pursuant to the exercise of Incentive Stock Options granted under the plan shall not exceed 1,000,000, which number shall be subject to antidilution adjustment to the extent that such adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Code Section 422.

  Plan Administration. The 2000 Plan will be administered by a committee of the Board of Directors consisting of two or more directors, each of whom is
(i) a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act, and (ii) is an "Outside Director" within the meaning of Section 162(m) of the Internal Revenue Code, provided however, that with respect to any award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act or Section 162(m)(4)(c) of the Internal Revenue Code, the committee may appoint one or more separate committees composed of one or more directors of the Company (who may but need not be members of the Compensation Committee of the Company) and may delegate to any such subcommittees the authority to grant awards under the plan to eligible persons, to determine all terms of such awards, and to administer the plan or any aspect of it. The administrator has full and final authority to select the participants to receive awards and to grant such awards. Subject to the provisions of the 2000 Plan, the administrator has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto. The Board may amend, alter or discontinue the 2000 Plan or any agreement or other document evidencing an award made under the plan, but, except as provided pursuant to the anti-dilution adjustment provisions of the plan, no such amendment shall, without the approval of the stockholders of the Company:

  (a) increase the maximum number of shares of common stock for which awards may be granted;

  (b) increase the maximum awards that may be granted during any calendar year to any one eligible person;

  (c) reduce the price at which options may be granted below the price provided for in the plan;

  (d) reduce the exercise price of outstanding options;

  (e) extend the term of the plan;

  (f) change the class of persons eligible to participate in the plan; or

  (g) increase the number of shares that are eligible for non-option awards.

  Change of Control. The administrator may provide, either at the time an award is granted or thereafter, that a change in control of the Company (as defined in the Plan) shall have such effect as specified by the administrator, or no effect, as the administrator in its discretion provides.

  Federal Income Tax Treatment. The following is a brief description of the federal income tax treatment that will generally apply to awards made under the 2000 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of any such award.

    Incentive Stock Options. Stock Options granted under the 2000 Plan may qualify as Incentive Stock Options within the meaning of Section 422 of the Code. If an optionee exercises an Incentive Stock Option in accordance with its terms and does not dispose of the shares acquired within two years from the date of the grant of the Incentive Stock Option nor within one year from the date of exercise (the "Required Holding Periods"), an optionee generally will not be subject to regular federal income tax liability and the Company will not be entitled to any deduction, on either the grant or the exercise of an Incentive Stock Option. An optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided an optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, an optionee's gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of an optionee's gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee's basis in the shares.

    If, however, an optionee disposes of the acquired shares at any time prior to the expiration of the Required Holding Periods, then (subject to certain exceptions), the optionee will recognize ordinary income at the time of such disposition which will equal the excess, if any, of the lesser of (i) the amount realized on such disposition or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by an optionee. Any gain in excess of such ordinary income amount will be a short-term or long-term capital gain, depending on the optionee's holding period. If an optionee disposes of such shares for less than the optionee's basis in the shares, the difference between the amount realized and the optionee's basis will be short-term or long-term capital loss, depending upon the holding period of the shares.

    Nonqualified Stock Option. In general, there are no tax consequences to the optionee or to the Company on the grant of a Nonqualified Stock Option, including non-employee director options. On exercise, however, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. Provided the shares received under a Nonqualified Stock Option are held as a capital asset, upon the subsequent disposition of the shares the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and his or her basis for the shares. The basis will be equal to the sum of the price paid for the shares and the amount of income realized upon exercise of the option. Any capital gain or loss to the optionee will be characterized as long-term or short-term, depending upon the holding period of the shares.

    Restricted Stock. Unless the recipient makes an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after the receipt of restricted stock, the recipient is not taxed and the Company is not entitled to a deduction until the restriction lapses, and at that time the recipient will recognize ordinary income equal to the difference between the then fair market value of the common stock and the amount, if any, paid by the recipient for the common stock, and the recipient's tax basis in the common stock will be equal to the then fair market value of the common stock. If the recipient makes a timely 83(b) Election, the recipient will recognize ordinary income at the time of the election equal to the difference between the fair market value of the restricted stock on the date of grant and the amount, if any, paid by the recipient for the common stock, and the recipient's tax basis in the common stock will equal the fair market value of the common stock on the grant date. Any subsequent sale of the common stock by the recipient generally will, depending upon the length of the holding period beginning just after the date the restriction on the common stock lapses or where an 83(b) Election is made just after the grant date, be treated as long or short term capital gain or loss equal to the difference between the sale price, the recipient's tax basis, and the recipient's tax basis or sale price. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the recipient.

    Other Awards. In addition to the types of awards described above, the 2000 Plan authorizes certain other awards that may include payments in cash, Company common stock, or a combination of cash and common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment, and the Company will be entitled to a corresponding deduction. In general, the sale or grant of stock to a participant under the 2000 Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Code in the hands of the participant. (For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture.) In such case, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, paid for such stock. Stock that at the time of receipt by a participant is subject to a substantial risk of forfeiture and that is not transferable within the meaning of Code Section 83 generally will be taxed under the rules applicable to Restricted Stock as described above.

    Miscellaneous Tax Issues. The terms of awards granted under the 2000 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Under current tax legislation and Treasury regulations, including Section 162(m) of the Internal Revenue Code, compensation paid to certain executive officers in excess of $1,000,000 in any fiscal year will not be deductible to the Company for federal income tax purposes unless such compensation qualifies as "performance-based compensation" or is otherwise exempt from such limits on deductibility. Options, stock grants and other payments are excluded from this rule if they qualify as performance-based compensation. Awards granted under the 2000 Plan are intended by the Company to satisfy the requirements for deductibility under
  Section 162(m), however, they may not so qualify given ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the Treasury regulations issued thereunder.

    The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.

  Termination. The Plan will terminate in 2010 unless the Board terminates it sooner.

  Participation in the 2000 Plan is in the discretion of the administrator. Accordingly, future participation by executive officers and other employees under the 2000 Plan is not determinable.

Board Recommendation

  The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the 2000 Plan in order to attract, retain and motivate qualified employees and nonemployee directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2000 STOCK INCENTIVE PLAN. Proxies solicited by the Board of Directors will be voted in favor of the 2000 Plan unless stockholders specify otherwise in the proxy. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting is necessary to approve the 2000 Plan.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

  The following table sets forth certain information as of March 1, 2000 regarding ownership of the Company's shares of common stock by (i) each nominee for director, (ii) each director and named executive officer, (iii) all directors and executive officers as a group, and (iv) the beneficial owners of more than 5% of the Company's common stock based upon information received from such persons:

                                                                   Percent of
                                              Amount and Nature of Outstanding
Name of Beneficial Owner                      Beneficial Ownership   Shares
------------------------                      -------------------- -----------
Arthur E. Svendsen(1)........................      2,800,000           9.7%
Stephen J. Scarborough(2)....................        367,000           1.3%
Michael C. Cortney(3)........................        148,000             *
Andrew H. Parnes(4)..........................         80,470             *
Clay A. Halvorsen(5).........................         20,001             *
Dr. James L. Doti(6).........................         12,000             *
Ronald R. Foell(7)...........................        445,124           1.5%
Douglas C. Jacobs(8).........................          7,000             *
Keith D. Koeller(9)..........................          9,000             *
Larry McNabb.................................          2,000             *
Robert J. St. Lawrence(10)...................          9,814             *
Jeffrey V. Peterson..........................              0             *
Donald H. Spengler(11).......................      1,066,635           3.7%
Directors and Executive Officers As a Group
 (13 persons)................................      4,993,579          17.3%
Dimensional Fund Advisors Inc.(12)...........      2,268,772           7.8%

--------
   * Less than one percent

 (1) Does not include 30,000 shares held beneficially and of record by Martha Ann Svendsen, Mr. Svendsen's wife, and 25,000 shares held beneficially and of record by trusts established for Mr. Svendsen's grandchildren. The business address of Mr. Svendsen is 15326 Alton Parkway, Irvine, California 92618-2338.

 (2) Includes 303,000 shares subject to options held by Mr. Scarborough which are exercisable within 60 days.

 (3) Includes 70,500 shares subject to options held by Mr. Cortney which are exercisable within 60 days.

 (4) Includes 75,990 shares subject to options held by Mr. Parnes which are exercisable within 60 days.

 (5) Includes 20,001 shares subject to options held by Mr. Halvorsen which are exercisable within 60 days.

 (6) Includes 9,000 shares subject to options held by Mr. Doti which are exercisable within 60 days.

 (7) Includes 9,000 shares subject to options held by Mr. Foell which are exercisable within 60 days.

 (8) Includes 7,000 shares subject to options held by Mr. Jacobs which are exercisable within 60 days.

 (9) Includes 9,000 shares subject to options held by Mr. Koeller which are exercisable within 60 days.

(10) Includes 9,000 shares subject to options held by Mr. St. Lawrence which are exercisable within 60 days.

(11) Includes 9,000 shares subject to options held by Mr. Spengler which are exercisable within 60 days.

(12) The shares are owned by various investment advisory clients of Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor located at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, which possesses voting and/or investment power over the securities. Dimensional disclaims beneficial ownership of the shares. This information is based on a schedule 13G filed by Dimensional.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Committees of the Board of Directors and Attendance

  During fiscal year 1999, the Board of Directors had standing Audit, Compensation and Nominating Committees.

  Audit Committee: The functions of the Audit Committee are to recommend to the Board of Directors the selection of the Company's independent auditors and to review and approve the scope of the audit, the results of the audit and the fees charged for audits. The committee held two meetings during 1999.

  Compensation Committee: The main functions of the Compensation Committee are to review and recommend compensation levels of persons designated as executive officers by the Board of Directors and to review and recommend stock options and other related matters pertaining to the executive officers. Additionally, the committee administers the Company's stock incentive plans and, subject to the provisions of the plans, selects the employees to receive awards and determines the terms and conditions of such awards. The Compensation Committee held one meeting during 1999.

  Nominating Committee: The main functions of the Nominating Committee are to review and recommend candidates to fill vacancies on the Board of Directors, to recommend the slate of directors to be nominated by the Board for election by the stockholders at the annual meeting of stockholders and to review and make recommendations to the Board on management succession relating to the selection of the Chief Executive Officer and other executive officer positions. The Nominating Committee will consider proposals for nomination from stockholders that are made in writing to the Secretary, that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. The Nominating Committee did not hold any meetings during 1999 (but acted by unanimous written consent to recommend the slate of directors to be nominated by the Board for election at the Annual Meeting).

Board of Directors Meetings and Compensation

  During 1999, the Company's Board of Directors held five meetings in addition to the committee meetings discussed above. Each of the directors, other than Mr. Spengler, attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served.

  Non-management directors of the Company receive an annual fee of $20,000 payable in quarterly installments and receive $1,000 for each Board meeting and annual stockholders meeting attended. In addition, each non-management director who is a member of a committee of the Board of Directors receives $1,000 for each committee meeting attended or $1,500 if he or she is the chairman of a committee.

  During 1999, each non-management director of the Company received a grant of options to purchase 2,000 shares of common stock of the Company. Mr. McNabb received a grant of options to purchase 5,000 shares of common stock of the Company upon his selection to the Board in May 1999. Each option vests one year after the date of grant and is exercisable at the fair market value of the common stock on the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee for the 1999 calendar year consisted of the following members of the Board of Directors: Chairman, Dr. James L. Doti; Larry McNabb; and Donald H. Spengler. Mr. Doti, elected to the Board in 1995, is President of Chapman University and a professor of economics. Mr. McNabb, elected to the Board in 1999, is the President of Vicor Financial Services and Chief Executive Officer of Primary Payment Systems. Mr. Spengler, elected to the Board in 1962, is a private investor.

                            EXECUTIVE COMPENSATION

  The following table summarizes the total compensation of the Company's named executive officers for 1999, as well as the total compensation paid to each such individual for the two previous years.

                          SUMMARY COMPENSATION TABLE

                                                     Long Term
                                                    Compensation
                          Annual Compensation(A)       Awards
                          ---------------------- ------------------
                                                     Securities        All Other
   Name and Principal          Salary  Bonus(B)  Underlying Options Compensation (C)
        Position          Year   ($)      ($)           (#)               ($)
   ------------------     ---- ------- --------- ------------------ ----------------
Arthur E. Svendsen......  1999 402,400 1,722,502          --             5,200
Chairman of the Board
(D)                       1998 402,400 1,175,281          --             5,200
                          1997 356,190   682,208          --             5,200

Stephen J. Scarborough..  1999 403,600 2,851,582       75,000            5,500
Chief Executive Officer   1998 403,600 1,975,289      195,000            5,500
and President (D)         1997 256,378 1,006,474      100,000            5,500

Andrew H. Parnes........  1999 239,200   300,000       30,000            5,500
Vice-President-Finance,   1998 204,200   210,000       72,000            5,500
Treasurer and Chief
Financial Officer         1997 166,654   120,000       30,000            5,500

Clay A. Halvorsen.......  1999 229,200   150,000       30,000            5,500
Vice-President,           1998 204,200   100,000       70,000            5,500
General Counsel and
Secretary (E)

--------
(A) The amount of perquisites and other personal benefits received by each of the executive officers for the years indicated did not exceed the lesser of $50,000 or 10 percent of the individual's total of annual salary and bonus for the year, which represents the threshold reporting requirement.

(B) Bonuses represent amounts earned for each year but paid in the subsequent year.

(C) Includes Company contributions to the Company's 401(k) retirement plan which amounted to $5,000 per year. The balance of this amount, after deducting the Company's 401(k) contributions, represents premiums on life insurance coverage paid by the Company.

(D) Effective January 1, 2000, Mr. Svendsen resigned from his position as Chief Executive Officer and was succeeded by Mr. Scarborough as Chief Executive Officer.

(E)  Mr. Halvorsen joined the Company in January 1998.

  The following table summarizes option grants to the Company's named executive officers for fiscal year 1999 and the potential realizable value at certain assumed rates of stock price appreciation for the option term:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          Individual Grants
                             --------------------------------------------
                             Number of                                    Potential Realizable Value
                             Securities  % of Total                         at Assumed Annual Rate
                             Underlying   Options    Exercise             of Stock Price Appreciation
                              Options    Granted to   or Base                 for Option Term(D)
                              Granted   Employees in   Price   Expiration ---------------------------
             Name             (#)(A,B)  Fiscal Year  ($/Sh)(C)    Date       5%($)         10%($)
             ----            ---------- ------------ --------- ---------- ---------------------------
   Arthur E. Svendsen......       --         --           --       --              --             --

   Stephen J. Scarborough..    75,000       23.1%     11.3125     2009         533,578      1,352,191

   Andrew H. Parnes........    30,000        9.3%     11.3125     2009         213,431        540,876

   Clay A. Halvorsen.......    30,000        9.3%     11.3125     2009         213,431        540,876

-------
(A) All options vest and become exercisable one year from the date of the grant.

(B) All options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Under the terms of the Company's 1997 Stock Incentive Plan and 1991 Employee Stock Incentive Plan, the compensation committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to re-price the options.

(C) The options were granted at the closing market price for the Company's common stock as reported in The Wall Street Journal for the date of grant. The exercise price and tax withholding obligations, if any, may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(D) Potential gains are net of the option exercise price, but before taxes associated with exercise.

                      FISCAL YEAR-END OPTIONS OUTSTANDING

  The following table shows the number of unexercised options previously granted to the named executive officers which were exercisable and unexercisable at December 31, 1999. No options were exercised by the named executive officers during 1999.

                                  Number of Securities
                                 Underlying Unexercised  Value of Unexercised
                                       Options at        In-the-Money Options
                                  December 31, 1999(#)  at December 31, 1999($)
                                      Exercisable/           Exercisable/
                Name                 Unexercisable           Unexercisable
                ----             ---------------------- -----------------------
     Arthur E. Svendsen.........           --                     --
     Stephen J. Scarborough.....    265,500/402,500        $797,000/$531,250
     Andrew H. Parnes...........     64,990/101,000        $107,555/$  1,250
     Clay A. Halvorsen..........      10,001/89,999        $      0/$      0

Employment Agreements

  None of the current named executive officers of the Company is a party to an employment contract. The officers of the Company are elected annually and serve at the discretion of the Board of Directors.

Change in Control Agreements

  Each of the named executive officers other than Mr. Svendsen is party to an agreement with the Company providing for payment of severance benefits to the employee in the event of termination of his employment in connection with a change of control of the Company. The severance benefits are payable if the Company terminates the employment of the employee without cause or the employee voluntarily terminates his employment for good reason (generally consisting of adverse changes in responsibilities, compensation, benefits or location of work place) within two years after a change of control or prior to and in connection with, or in anticipation of, such a change.

  The severance benefits generally consist of (i) a lump sum payment equal to two times the employee's annual base salary and two times his or her average annual bonus and incentive compensation determined over the three prior years;
(ii) acceleration of the date when outstanding stock options become exercisable; and (iii) continuation for two years of the Company life, health and disability insurance (without an exclusion for pre-existing conditions), car allowance and any cash-in-lieu payments. As Chief Executive Officer, Mr. Scarborough's agreement provides for payments equal to three times his base salary and average annual bonus, and the continuation of benefits for three years. The benefits will be increased to the extent the employee has to pay taxes associated with "excess parachute payments" under the Internal Revenue Code, such that the net amount received by the employee is equal to the total payments he or she would have received had the tax not been incurred.

                             CERTAIN TRANSACTIONS

  Arthur E. Svendsen, the Chairman of the Board of the Company, has leased to the Company approximately 24,000 square feet of office and manufacturing space located in Costa Mesa, California. Pursuant to this lease, the Company made rental payments of approximately $84,000 to Mr. Svendsen for the 1999 calendar year.

  THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                     REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

  As members of the Compensation Committee for the 1999 calendar year, we are responsible for reviewing and recommending compensation levels of persons designated as executive officers by the Board of Directors and reviewing and recommending stock option grants and other related compensation matters pertaining to the executive officers.

Overall Executive Compensation Philosophy

  The compensation philosophy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the annual compensation of each executive officer should be based upon the performance of the Company and a subjective evaluation of the contribution to that performance made by each executive officer. The performance related component of the compensation of the Chief Executive Officer and President, Messrs. Svendsen and Scarborough, respectively, during the 1999 calendar year, is contingent upon the pretax operating results of the Company or of one or more of its business units pursuant to the Company's Management Incentive Bonus Plan (the "Bonus Plan").

  The Compensation Committee further believes executive compensation should attract and retain key employees and provide incentives to assist the Company in achieving strategic and financial goals which should ultimately enhance the value of the Company's stock.

  In that regard, executive compensation consists of three components: (i) base salary, (ii) annual bonus based on the results of operations of the Company and its operating subsidiaries, and (iii) longer-term incentives through the award of stock options under the Company's stock option plans.

  In general, when compared to other publicly-held companies in the homebuilding industry, including those used in the comparison graph on page 20, the Compensation Committee believes that executives should receive a base salary that is generally competitive with those paid by publicly-held companies with consideration given to the executives' experience, duties and responsibilities of those positions. The Compensation Committee believes the contingent portion of the executives' compensation in the form of the annual bonus based generally on the Company's operations or a business unit's pretax operating results for the year is an important component of compensation for the Chief Executive Officer and President.

  To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g. the difference between the option price and market price of the Company's stock on the date of exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily, and in all circumstances, limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. For 1999, the salaries and bonuses paid to the executive officers were fully deductible by the Company. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  The Company and the Compensation Committee currently do not endorse employment contracts and, therefore, none of the current executive officers of the Company is a party to an employment contract.

Annual Salary and Incentive Compensation Program

  In reviewing the incentive compensation levels of the Chief Executive Officer and the Company's three other executive officers during 1999, the Compensation Committee has taken note of management's ability to achieve certain strategic goals, identify and acquire parcels of land in key markets, develop and design homes which respond to current market conditions, augment and extend the maturity of the Company's bank credit facility, raise capital from the public securities markets, and give overall management and strategic direction to the Company's operations, all of which contribute to the Company's prospects for the future.

  In consideration of the Compensation Committee's policy of providing a significant portion of executive officers' total compensation, when measured over a longer term basis spanning a business cycle, through annual bonuses to provide them with incentives to achieve the Company's financial and operational goals and thereby increase stockholder value, the Compensation Committee recommended and the Board of Directors approved the following base salaries and bonuses (pursuant to the Bonus Plan) for the Chief Executive Officer and Executive Vice President.

 CEO and President Compensation

  Base Salary

  Mr. Svendsen and Scarborough each earned a base salary (excluding their car allowances) for 1999 of $400,000. In light of Mr. Scarborough's appointment as successor Chief Executive Officer upon Mr. Svendsen's retirement, and based on the Committee's subjective evaluation of the executives' performance, duties and responsibilities, Mr. Svendsen's base salary for 2000 was set at $400,000 and Mr. Scarborough's base salary was set at $475,000.

  Bonus Plan

  Under the Company's bonus formula for Mr. Svendsen set forth in the Bonus Plan as in effect for 1999, Mr. Svendsen receives a bonus equal to 1.5% of the consolidated pretax operating results of the Company as a whole. Pursuant to the formula, there is no maximum bonus which may be earned by Mr. Svendsen. Under this formula, which has been in place since 1978, Mr. Svendsen was awarded a bonus of $1,722,502 for 1999.

  Under the Company's bonus formula for Mr. Scarborough set forth in the Bonus Plan as in effect for 1999, Mr. Scarborough receives a bonus equal to 2.5% of the pretax operating results of the homebuilding and corporate segments of the Company. Pursuant to the formula, Mr. Scarborough earned a bonus of $2,851,582 for 1999.

 Other Executive Compensation

  The salaries of Mr. Parnes and Mr. Halvorsen for 2000 were set at $255,000 and $245,000, respectively. The Bonus Plan excludes the positions of Vice President--Finance and Vice President, General Counsel and Secretary. The Compensation Committee prefers to award a discretionary bonus to these executives. Mr. Parnes and Mr. Halvorsen received discretionary bonuses of $300,000 and $150,000, respectively, for 1999.

Stock Option Plans

  The Company does not offer a long-term cash incentive plan. To reward executives on a long-term basis, stock options have been granted to provide an important part of the equity link to shareholders. Options are granted at the market value of the Company's stock on the date of grant and only have value if the Company's stock price rises.

  Mr. Svendsen has never been granted options under any of the Company's stock option plans. In December, 1999, Messrs. Scarborough, Parnes and Halvorsen were granted options to purchase 75,000, 30,000 and 30,000 shares of Common Stock, respectively. All of the foregoing option grants were made at exercise prices equal to the Common Stock's closing price on the date of the grant.

                            COMPENSATION COMMITTEE
                                 James L. Doti
                                 Larry McNabb
                              Donald H. Spengler

December 13, 1999

                              COMPANY PERFORMANCE

  The following graph shows a five-year comparison of cumulative total returns to stockholders for the Company, the Standard & Poor's 500 Composite Stock Index and the Dow Jones Industry Group--Home Construction. The graph assumes reinvestment of all dividends.

  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDERS' RETURN AMONG STANDARD
    PACIFIC CORP., STANDARD & POOR'S 500 COMPOSITE STOCK INDEX AND DOW JONES
                        INDUSTRY GROUP-HOME CONSTRUCTION


                                      1994  1995  1996  1997  1998  1999
                                      ----  ----  ----  ----  ----  ----
        Standard Pacific Corp......   $100  $102  $ 98  $259  $234  $188
        Dow Jones Industry
         Construction Group Home...   $100  $150  $150  $216  $234  $159
        S&P 500....................   $100  $138  $169  $226  $290  $351

  The above graph is based upon common stock and index prices calculated as of December 31 for each of the last five fiscal year-end periods. The Company's December 31, 1999 closing common stock price was $11.00 per share. As of March 20, 2000, the Company's common stock closed at $10.50 per share. The stock price performance of Standard Pacific Corp. common stock depicted in the graph above represents past performance only and is not indicative of future performance.

                        INFORMATION CONCERNING AUDITORS

  Arthur Andersen LLP., Independent Public Accountants have been the auditors for the financial statements of the Company for each year since the year ended December 31, 1968. A meeting of the Audit Committee will be held during the year, at which time a recommendation will be made as to the selection of the Company's auditors for the current fiscal year. Representatives of Arthur Andersen LLP will be present at the 2000 Annual Meeting and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to any appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

  Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 2001 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before December 1, 2000. The Board of Directors of the Company will review new proposals from eligible stockholders which it receives by that date and will determine whether such proposals will be included in its 2001 proxy solicitation materials. A stockholder is eligible to present proposals if he or she is the record or beneficial owner of at least one percent or $2,000 in market value of securities entitled to be voted at the 2001 Annual Meeting and has held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held.

  According to the Bylaws of the Company, in order for a stockholder proposal to be properly brought before any meeting of the stockholders, the stockholder must give notice of the proposal in writing to the Secretary of the Company not less than ninety days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company is unaware of any report required under Section 16(a) of the Securities Exchange Act of 1934, during or with respect to the fiscal year ended December 31, 1999, that was not filed on a timely basis.

                            FORM 10-K ANNUAL REPORT

  Additionally, along with this proxy statement, the Company has provided each stockholder entitled to vote, a copy of its Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 1999 (the "1999 Form 10-K") without the exhibits thereto. The Company will provide, without charge, a copy of its 1999 Form 10-K, or a copy of the exhibits to its 1999 Form 10-K, upon the written or oral request of any stockholder or beneficial owner of common stock. Requests should be directed to the following address:

                               Clay A. Halvorsen
                                   Secretary
                            Standard Pacific Corp.
                              15326 Alton Parkway
                         Irvine, California 92618-2338
                                (949) 789-1600

                                 OTHER MATTERS

  At the time of the preparation of this proxy statement, the Board of Directors of the Company was not aware of any other matters which would be presented for action at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

                                          By Order of the Board of Directors

                                          Clay A. Halvorsen
                                          Secretary

Irvine, California
March 31, 2000

                                  Appendix A

                           2000 STOCK INCENTIVE PLAN
                                      OF
                            STANDARD PACIFIC CORP.

SECTION 1. PURPOSE OF PLAN

  The purpose of this 2000 Stock Incentive Plan (this "Plan") of Standard Pacific Corp., a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate its directors, officers and other employees, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

SECTION 2. ADMINISTRATION OF PLAN

  2.1 Composition of Committee. This Plan shall be administered by a committee of the Board of Directors consisting of two or more directors, each of whom is: (i) a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time, and (ii) an "Outside Director" as defined in the regulations adopted under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as such Code provision is amended from time to time (the "Committee"), as appointed from time to time by the Board of Directors. The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Board of Directors, in its discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee's exercise thereof. Notwithstanding the foregoing, with respect to any Award (as defined in Section 5.1) that is not intended to satisfy the conditions of Rule 16b-3 under the Exchange Act or
Section 162(m)(4)(C) of the Code, the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards under the Plan to Eligible Persons (as defined in Section 4), to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

  2.2 Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its discretion, in connection with the administration of this Plan, including, without limitation, the following:

    (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term "fair market value" shall mean, as of any date, the closing price for a Share (as defined in Section 3.1) reported for that date by the New York Stock Exchange (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, if no Shares are traded on the New York Stock Exchange (or such other stock exchange or quotation system) on the date in question, then the closing price for the next preceding date for which Shares are traded on the New York Stock Exchange (or such other stock exchange or quotation system); and (ii) the term "Company" shall mean the Company and its subsidiaries and affiliates, unless the context otherwise requires;

    (b) to determine which persons are Eligible Persons, to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

    (c) to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

    (d) to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

    (e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

    (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 10;

    (g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

    (h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

  2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants (as defined in Section 4). The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

SECTION 3. STOCK SUBJECT TO PLAN

  3.1 Aggregate Limits. The aggregate number of shares of the Company's common stock, $.01 par value per share ("Shares"), issued pursuant to all Awards granted under this Plan shall not exceed 1,000,000 plus the number of shares subject to awards that are cancelled, expire or forfeited under the Company's 1991 Employee Stock Incentive Plan and 1997 Stock Incentive Plan after the expiration date of such plans; provided that no more than 15% of such Shares may be issued pursuant to all Incentive Stock Awards (as defined in Section 5.1) granted under this Plan. Such limits shall be subject to adjustment as provided in Section 10. The Shares issued pursuant to this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

  3.2 Tax Code Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Eligible Person shall not exceed 300,000. The aggregate number of Shares issued or issuable under all Awards granted under this Plan, other than Options, during any calendar year to any one Eligible Person shall not exceed 150,000. Notwithstanding anything to the contrary in this Plan, the foregoing Share limitations shall be subject to adjustment under Section 10 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as "performance-based compensation" under Code Section 162(m). The aggregate fair market value (as of the date of grant) of Shares for which one or more Options granted by the Company to any one Eligible Person under this Plan, or any other plan of the Company, may for the first time become exercisable as ISOs during any one calendar year shall not exceed the maximum value permitted under Code Section 422, and the number of Shares that may be issued pursuant to the exercise of ISOs granted under this Plan shall not exceed 1,000,000, which number shall be calculated and adjusted pursuant to
Section 3.3 and Section 10 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an ISO under Code Section 422.

  3.3 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired or forfeited or Shares subject to Awards that have been delivered to the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 4. PERSONS ELIGIBLE UNDER PLAN

  Any person who is an employee or prospective employee of the Company or of any of its subsidiaries or affiliates and any director of the Company who is not an employee shall be eligible to be considered for the grant of Awards hereunder (an "Eligible Person"). A "Participant" is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 9.1.

SECTION 5. PLAN AWARDS

  5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of written arrangements with Eligible Persons and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Bonuses and Incentive Stock. Such arrangements and benefits are sometimes referred to herein as "Awards." The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

    (a) Options: An option is a right granted under Section 6 (an "Option") to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or terms and conditions or other document evidencing the Award (the "Option Document"). Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code Section 422 and Options not intended to qualify as ISOs ("Nonqualified Options") may be granted under Section 6.

    (b) Incentive Bonus: An incentive bonus is a bonus opportunity awarded under Section 7 (an "Incentive Bonus") pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the agreement or other document evidencing the Award (the "Incentive Bonus Document").

    (c) Incentive Stock: Incentive stock is an award or issuance of Shares made under Section 8 ("Incentive Stock"), the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the "Incentive Stock Document").

  5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6. OPTIONS

  The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

  6.1 Option Document. Each Option Document shall contain provisions regarding
(a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Section 422 of the Code.

  6.2 Option Price. The purchase price per share of the Shares subject to each Option granted under this Plan shall equal or exceed 100% of the fair market value of such Shares on the date the Option is granted, except that (a) the exercise price of an Option may be higher or lower in the case of Options granted to an employee of a company acquired by the Company in assumption and substitution of options held by such employee at the time such company is acquired ("Substitution Options"), (b) if an Eligible Person is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted, and (c) in the case of ISO grants, the purchase price per share of the Shares subject to each Option granted under this Plan shall equal or exceed 110% of the fair market value of such Shares on the date the Option is granted, for Options granted to an individual who, at the time the Option is granted to such individual under this Plan, owns more than 10% of the combined voting power of all classes of stock of the Company.

  6.3 Option Term. The term of each Option granted under this Plan, including any ISOs, shall be 10 years from the date of its grant, unless the Committee provides for a shorter period.

  6.4 Option Vesting. Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's term as determined by the Committee, except that no Option other than non-employee director options and Substitution Options shall first become exercisable within one (1) year from its date of grant, other than upon death or disability of the Eligible Person or upon a Change of Control (as defined in Section 11.2). The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to such performance requirements as deemed appropriate by the Committee. Subject to the limitation set forth in the first sentence of this Section 6.4, at any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option

  6.5 Termination of Employment or Service. Subject to Section 11, upon a termination of a Participant's employment prior to (i) the full vesting of an Option, the unvested portion of the Option shall be forfeited, unless the Committee in its discretion determines otherwise and (ii) any unexercised Options shall be subject to such procedures as the Committee may establish.

  6.6 Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers' check, (b) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option or (e) any combination of (a) through (d).

  6.7 No Option Repricing. Without the approval of stockholders, the Company shall not reprice any Options. For purposes of this Plan, the term "reprice" shall mean lowering the exercise price of previously awarded Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K (including canceling previously awarded Options and regranting them with a lower exercise price).

SECTION 7. INCENTIVE BONUSES

  Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a specified performance period.

  7.1 Incentive Bonus Document. Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus the criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed $5,000,000.

  7.2 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code
Section 162(m).

  7.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

  7.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

  7.5 Termination of Employment. Subject to Section 11, upon a termination of employment by a Participant prior to the vesting of or the lapsing of restrictions on Incentive Bonuses, the Incentive Bonus Awards granted to such Participant shall be forfeited, unless the Committee in its discretion determines otherwise.

SECTION 8. INCENTIVE STOCK

  Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment and/or performance conditions) and terms as the Committee deems appropriate.

  8.1 Incentive Stock Document. Each Incentive Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period, if any, as to which performance shall be measured for determining achievement of performance or, if not subject to performance criteria, the period of continued employment upon which vesting of the Shares is subject, which period in any case (except in the event of death or disability of the Participant or upon a Change of Control) shall be not less than one year, (d) forfeiture, (e) transferability and
(f) such further terms and conditions not inconsistent with this Plan as may be determined from time to time by the Committee.

  8.2 Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.

  8.3 Performance Criteria. The grant, issuance, retention and/or vesting of each Share of Incentive Stock may but need not be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for "performance-based compensation" under Code
Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Stock Award is granted. To the extent necessary to qualify as performance-based compensation under Code Section 162(m), the Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to issuance or vesting, as applicable, of any Incentive Stock that is intended to satisfy the requirements for performance-based compensation.

  8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

  8.5 Termination of Employment. Subject to Section 11, upon a termination of employment by a Participant prior to the vesting of or the lapsing of restrictions on Incentive Stock, the unvested Incentive Stock Awards granted to such Participant shall be forfeited, unless the Committee in its discretion determines otherwise.

SECTION 9. OTHER PROVISIONS APPLICABLE TO AWARDS

  9.1 Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant's "immediate family," as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant's immediate family, or to a partnership or other entity whose only owners are members of the Participant's immediate family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

  9.2 Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured over a specified time period, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before any one or more of interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin or profit margin, (m) return on operating revenue, (n) market share, (o) overhead or other expense reduction, or (p) any other similar performance criteria. Prior to the grant of an Award, the Committee shall determine whether or not it shall appropriately adjust any evaluation of performance under the applicable Qualifying Performance Criteria with respect to that Award to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

  9.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that on the record date for such dividends have not vested or been issued or that are subject to any restrictions or conditions.

  9.4 Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

  9.5 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

  9.6 Financing. The Committee may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including without limitation, Regulation G promulgated by the Federal Reserve Board. Neither the prior financing of another Participant, nor the grant of an Award to a Participant, shall obligate the Company or the Committee to provide any financing whatsoever in connection with such grant.

SECTION 10. CHANGES IN CAPITAL STRUCTURE

  10.1 Corporate Actions Unimpaired. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of common stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as herein expressly provided,
(i) the issuance by the Company of shares of stock of any class (including any class of securities convertible into shares of stock of any class) for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than common stock, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of common stock subject to Awards theretofore granted or the purchase price per Share, unless the Committee shall determine in its discretion that an adjustment is necessary.

  10.2 Adjustments Upon Certain Events. If the outstanding shares of common stock or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may, and if such event occurs after a Change in Control, the Committee shall, appropriately and equitably adjust the number and kind of shares of common stock or other securities which are subject to the Plan (including limitations pursuant to the terms of the Plan) or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, provided, however, that such adjustment shall be made only to the extent that such will not affect the status of any Award intended to qualify as an ISO or as "performance based compensation" under Section 162(m) of the Code. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an Option theretofore granted, the Participant shall be entitled to purchase under such Option, in lieu of the number of shares of common stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of Shares as to which such Option is then exercisable. No fractional interests shall be issued under this Plan resulting from any adjustments.

SECTION 11. CHANGE OF CONTROL

  11.1 Definitions. Unless the Committee provides otherwise,

  For purposes of the Plan and Awards granted under the Plan, the term "Change of Control" shall mean:

    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group of persons acting in concert (other than the Company or any subsidiary thereof or any employee benefit plan of the Company or any subsidiary thereof, or any underwriter in connection with a firm commitment public offering of the Company's capital stock) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act except that a person shall also be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors ("voting stock");

    (ii) during any period subsequent to the effective date of this Plan, a majority of the members of the Board shall not for any reason be the individuals who at the beginning of such period constitute the Board or those persons who are nominated as new directors by a majority of the current directors or their successors who have been so nominated;

    (iii) there shall be consummated any merger, consolidation (including a series of mergers or consolidations), or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (meaning assets representing fifty percent (50%) or more of the net tangible assets of the Company or generating fifty percent (50%) or more of the Company's operating cash flow, in each case measured over the Company's last four full fiscal quarters), or any other similar business combination or transaction, but excluding any business combination or transaction which would result in the voting stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than seventy percent (70%) of the combined voting power of the voting stock of the Company (or such surviving entity) outstanding immediately after giving effect to such business combination or transaction;

    (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company;

    (v) the occurrence of any other event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A of the Exchange Act as in effect on the date hereof; or

    (vi) any other event specified by the Committee, regardless of whether at the time an Award is granted or thereafter.

  11.2 Effect of Change of Control. The Committee may provide, either at the time an Award is granted or thereafter, that a Change in Control shall have such effect as specified by the Committee, or no effect, as the Committee in its discretion may provide. Without limiting the foregoing, the Committee may but need not provide, either at the time an Award is granted or thereafter, that if a Change in Control occurs, then effective as of a date selected by the Committee, the Committee (which for purposes of the Changes in Control described in (i), (ii) and (iii) above shall be the Committee as constituted prior to the occurrence of such Change in Control) acting in its discretion without the consent or approval of any Participant, may effect one or more of the following alternatives or combination of alternatives with respect to all outstanding Awards (which alternatives may be conditional on the occurrence of such of the Changes in Control specified above and which may vary among individual Participants):

    (i) in the case of a Change in Control specified in clause (iii) of
  Section 11.1, accelerate the time at which Options then outstanding may vest or be exercised in full for a limited period of time on or before a specified date (which will permit the Participant to participate with the common stock received upon exercise of such Option in the event of a Change in Control specified in clause (iii) of Section 11.1) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate,

    (ii) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for their then remaining term,

    (iii) accelerate the vesting of Incentive Stock Awards, or

    (iv) require the mandatory surrender to the Company of outstanding Options or unvested Incentive Stock held by such Participant (irrespective of whether such Options are then exercisable under the provisions of the
  Plan) as of a date, before or not later than 60 days after such Change in Control, specified by the Committee, and in such event the Committee shall thereupon cancel such Options and unvested Incentive Stock and the Company shall pay to each Participant an amount of cash equal to the excess of the fair market value of the aggregate shares subject to such Option over the aggregate Option exercise price of such shares or the fair market value of the aggregate unvested shares of Incentive Stock, as applicable;

provided, however, the Committee shall not select an alternative (unless consented to by the Participant) that would result in the Participant's owing any money by virtue of operation of Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Committee shall take such action, which is hereby authorized, to put such Participant in as close to the same position as such Participant would have been in had the selected alternative been made but without resulting in any payment by such Participant pursuant to Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of the Participant, the Committee may in lieu of the foregoing make such provision with respect of any Change in Control as it deems appropriate.


SECTION 12. TAXES

  12.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such conditions.

  12.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 12.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Nonqualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company by withholding shares of the Company's common stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company's common stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 13. AMENDMENTS OR TERMINATION

  (a) The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 10.2, no such amendment shall, without the approval of the stockholders of the
Company:

    (i) increase the maximum number of shares of common stock of the Company for which Awards may be granted under this Plan;

    (ii) increase the Awards that may be granted under this Plan during any calendar year to any one Eligible Person;

    (iii) reduce the price at which Options may be granted below the price provided for in Section 6.2;

    (iv) reduce the exercise price of outstanding Options;

    (v) extend the term of this Plan;

    (vi) change the class of persons eligible to be Participants; or

    (vii) increase the number of shares that are eligible for non-Option
  Awards.

  (b) The Board or Committee may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of
Section 10.2, no such amendment shall impair the rights of any Participant under an Award, without the consent of the Participant, provided however, that no such consent shall be required if the Board or the Committee determines in its discretion and prior to the date of any Change in Control that such amendment or alteration is not reasonably likely to diminish the benefits thereunder or that any diminution has been adequately compensated for.

SECTION 14. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

  This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under any Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees and directors.

  No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 15. NO RIGHT TO COMPANY EMPLOYMENT

  Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or its affiliates or interfere in any way with the right of the Company or its affiliates to terminate an individual's employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 16. LIABILITY OF COMPANY

  The Company and any affiliate of the Company which is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:

    (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any government or regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

    (b) any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

SECTION 17. EFFECTIVENESS AND EXPIRATION OF PLAN

  This Plan shall be effective on the date the Company's stockholders adopt this Plan; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than 10 years after the effective date of this Plan.

SECTION 18. NON-EXCLUSIVITY OF PLAN

  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 19. GOVERNING LAW

  This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

                     The Annual Meeting of Stockholders of

                            Standard Pacific Corp.

                                will be held at
                             Wyndham Garden Hotel
                            3350 Avenue of the Arts
                             Costa Mesa, CA 92626

                                      on

                                 May 18, 2000
                            10:30 A.M., Local Time

FROM LOS ANGELES: Take the 405 South exit Bristol St., turn left. Turn right onto Anton Blvd. Proceed to Avenue of the Arts and turn left.

FROM SAN DIEGO: Take the 405 North exit Bristol St., turn right. Turn right onto Anton Blvd. Proceed to Avenue of the Arts and turn left.

FROM JOHN WAYNE AIRPORT: Upon exiting the airport, turn left on MacArthur Blvd. Turn left onto Main Street. Turn left onto Sunflower Avenue. Proceed to Avenue of the Arts and turn left.



                 [MAP OF ANNUAL MEETING LOCATION APPEARS HERE]

[X] Please mark your votes as in this example.

------------------------------------------------------------------------------------------------------------------------------------

                Unless otherwise specified, this proxy will be voted FOR each proposal of the Company listed below.
------------------------------------------------------------------------------------------------------------------------------------

          FOR all Nominees listed (except        WITHHOLD authority to vote
          as marked to the contrary below)       for all nominees                 Nominees:
                                                                                  01. Ronald R. Foell
1.   Election of                                                                  02. Michael C. Cortney
     Three Directors. [_]                        [_]                              03. Jeffrey V. Peterson

To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) in the space provided below.

-------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


                                                              FOR      AGAINST     WITHHOLD
2.   Approval of the Company's Amended and Restated
     Management Incentive Bonus Plan.                         [_]        [_]         [_]

3.   Approval of the Company's 2000 Stock Incentive Plan      [_]        [_]         [_]

4.   In their discretion, to transact such other business as
     may properly come before the meeting.                    [_]        [_]         [_]

Please check this box if you plan to attend the Annual Meeting.    [_]

This proxy must be signed exactly as the stockholder name appears hereon. Executors, administrators, trustees, etc. should give their full title, as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

----------------------------------------------

----------------------------------------------
SIGNATURE(S)                    DATE

                           v FOLD AND DETACH HERE v

                    [LOGO OF STANDARD PACIFIC APPEARS HERE]
                         Proxy Voting Instruction Card

Dear Stockholder:

Your vote is important. Please consider the issues discussed in the proxy statement and cast your vote by:

  Completing, dating, signing and mailing the proxy card in the postage paid envelope included with the proxy statement.

If the envelope is missing send the proxy card to Standard Pacific Corp., c/o First Chicago Trust, a division of EquiServe, P.O. Box 8626, Edison, New Jersey 08818-9133.

  Calling toll-free 1-877-779-8683 from the U.S. or Canada (outside U.S. or Canada, call 1-201-536-8073) on a touch tone telephone.

You will hear these instructions.

      .  Enter the last four digits from your social security number.
      . Enter the control number from the box above, just below the perforation.
      .  You will then have two options:
           OPTION 1: To vote as the Board of Directors recommends on all proposals; or
           OPTION 2: To vote on each proposal separately.
      .  Your vote will be repeated to you and you will be asked to confirm it.

  Logging on to the Internet and typing: http://www.eproxyvote.com/spf

      .  Have your proxy card ready and follow the instructions.

Your telephone or Internet vote authorizes the proxies named on the reverse of this card to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by telephone or Internet, there is no need to mail back your proxy card. You can submit your proxy by telephone or Internet anytime before the Annual Meeting on May 18, 2000. You will need the voter Control Number printed above to vote by telephone or Internet. You should indicate if you plan to attend the meeting in the box provided if you submit by mail or when prompted if you use the telephone or Internet method.

If you receive more than one set of proxy materials from the Company, please act promptly on each set you receive because each represents separate shares. If you return multiple cards by mail, you may use the same return envelope. If you use the Internet or telephone to grant a proxy, each card will have a separate voter control number and must be voted separately.

                            STANDARD PACIFIC CORP.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING MAY 18, 2000

The undersigned, a stockholder of STANDARD PACIFIC CORP., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, the Annual Report to Stockholders and the Company's Annual Report on Form 10-K for the year ended December 31, 1999; and, revoking any proxy previously given, hereby constitutes and appoints Arthur E. Svendsen, Stephen J. Scarborough and Andrew H. Parnes, and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Wyndham Garden Hotel, 3350 Avenue of the Arts, Costa Mesa, California, on Thursday, May 18, 2000, at 10:30 A.M., local time, and at any adjournment thereof, on all matters coming before such meeting as set forth on the reverse hereof.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
                                      OR
                        VOTE BY INTERNET OR TELEPHONE.

                                  SEE REVERSE
                                     SIDE
                           v FOLD AND DETACH HERE v

                     The Annual Meeting of Stockholders of
                            Standard Pacific Corp.
                               Will be held at:


                             Wyndham Garden Hotel
                            3350 Avenue of the Arts
                            Costa Mesa, California


                                 May 18, 2000
                            10:30 A.M., Local Time